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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549



                                  FORM 10-KSB
                                 ANNUAL REPORT


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                     K. C. TROWELL EMPLOYMENT AGREEMENT
                       Amendment dated March 18, 1998


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                                  CNB, Inc.


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                                 EXHIBIT 10


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                    AMENDMENT TO EMPLOYMENT AGREEMENT

                                between

               CNB National Bank/CNB, Inc. and K. C. Trowell


In the Board of Directors' Meeting held on March 18, 1998 the compensation portion of the subject employment agreement was changed effective January 1, 1998 to that as outlined on Attachment A. All other terms and conditions of the employment agreement dated August 3, 1987 as amended July 19, 1990, July 20, 1994 and November 15, 1995 remain as previously stated.

The undersigned certifies this to be an excerpt of the Board of Directors' actions in the meeting held March 18, 1998.



                                                 /s/
                                      --------------------------------------
                                      Joyce Bruner
                                      Executive Vice President and Secretary

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                                   CNB, INC.
                             EXECUTIVE COMPENSATION

                                                           CEO
                                                        ---------
                   Base..............................    250,000
                   Bonus @ 15%.......................    100,000
                                                         -------
                   Total.............................    350,000

Bonus A. 5% of base salary for each 1%, or fraction thereof, change in ROAE with 7% ROAE as qualifying threshold.

         Equity target range shall be 7.50% of average assets and this target shall be used in periods when excess equity is available.

      B. Minimum asset growth target shall be 15%. In years when company experiences asset growth less than 15% total bonus shall be reduced by 2.50% per each one (1) percent of growth less than target rates with the maximum reduction not to exceed 37.5% of total bonus.

      C. Extraordinary charges to expenses such as expanding the number of branches by more than 20% in any given year will result in crediting back net operating losses for the applicable "excess" new branches for a period of two (2) years following the opening of the "excess" branches.

         Aquisitions/mergers where earnings dilution is expected when the transaction is renegotiated will also be taken into consideration by adjusting total earnings in a proportionate manner.

      D. Base salary shall change annually at rate of CPI Index for the prior year beginning in 1999.